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                                                                    Exhibit 99.8


                            CONSENT OF NEIL I. SELL

     I hereby consent to the references to, and information with respect to, me in my capacity as a proposed member of the Board of Directors of the Registrant wherever such references and information appear in the Registration Statement, including the Joint Proxy Statement/Prospectus constituting a part thereof, and all amendments thereof.



                                                       NEIL I. SELL


Wilkes-Barre, Pennsylvania
August 1, 1997